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                                                                    Exhibit 15

DELOITTE &
    TOUCHE LLP
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     2500 One PPG Place                               Telephone: (412) 338-7200
     Pittsburgh, Pennsylvania 15222-5401              Facsimile: (412) 338-7380

February 6, 1997

General Nutrition Companies, Inc.
921 Penn Avenue
Pittsburgh, Pennsylvania

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of General Nutrition Companies, Inc. and subsidiaries for the periods ended April 27, 1996 and April 29, 1995, July 20, 1996 and July 22, 1995, October 12, 1996 and October 14, 1995, as indicated in our reports dated May 13, 1996, August 5, 1996, and November 22, 1996, respectively, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended April 27, 1996, July 20, 1996 and October 12, 1996, are being used in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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